UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 8, 2013, Corrections Corporation of America, a Maryland corporation (the “Company”) announced the declaration by its Board of Directors of a special dividend (the “Special Dividend”) of $675 million on its shares of common stock (“Common Stock”) in connection with the Company’s previously announced plan to qualify as a real estate investment trust for federal income tax purposes effective as of January 1, 2013. The Company expects to pay the Special Dividend on May 20, 2013 to stockholders of record as of April 19, 2013 (the “Record Date”).

Stockholders may elect to receive the Special Dividend in all cash (a “Cash Election”), all shares of Common Stock (a “Share Election”) or a combination of cash and shares of Common Stock (a “Mixed Election”), with the total amount of cash payable to stockholders limited to a maximum of 20% of the total value of the Special Dividend, or $135 million (the “Cash Amount”). If the aggregate amount of cash making up Cash Elections and Mixed Elections exceeds the Cash Amount, the available cash will be prorated among those stockholders who elect to receive cash, and the remaining portion of the Special Dividend will be paid in shares of Common Stock, but in no event will any stockholder electing to receive 20% or more of its pro rata share of the Special Dividend in Cash receive less than 20% of such dividend in cash. Notwithstanding the 20% limit, cash will be paid in lieu of fractional shares. Stockholders who do not return an election form, or who otherwise fail to properly complete an election form, will be deemed to have made a Share Election and will therefore receive their pro rata portion of the Special Dividend in all shares of Common Stock. The total number of shares of Common Stock to be distributed pursuant to the Special Dividend will be determined based on stockholder elections and the average closing price per share of Common Stock on the New York Stock Exchange for the three trading days after May 9, 2013, the date that election forms are due.

On April 22, 2013, American Stock Transfer & Trust Company, LLC, the Company’s election agent for the Special Dividend, commenced distribution of an election form and accompanying materials containing information regarding the Special Dividend to holders of record as of the Record Date. A copy of (i) the election form and (ii) accompanying materials, which contain descriptions of, and additional information relating to, the Special Dividend are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The Company has retained Georgeson as the Company’s information agent for the Special Dividend. If a stockholder of record has any questions about completing or submitting the election form, or needs a new election form, such stockholder of record may call Georgeson at (866) 767-8989 (toll free). If a stockholder’s shares are held in the name of a bank, broker or nominee, and such bank, broker or nominee has any questions, they may also call Georgeson at (866) 767-8989 (toll free).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1 – Special Dividend Election Form.

99.2 – Accompanying Materials to Special Dividend Election Form.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 22, 2013	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger
Todd J Mullenger Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Special Dividend Election Form.

Exhibit 99.2	Accompanying Materials to Special Dividend Election Form.